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                                                                    EXHIBIT 23.5


[IDC LOGO]                                                IDC
                                                          5 Speen Street
                                                          Framingham, MA 01701
                                                          (508) 872-8200

                                                Fax:   (508) 935-4700
                                        Web Site:      http://www.idc.com


                                DISCLOSURE FORM

IDC grants Aether Systems, Inc. permission to disclose select data IDC's publications listed below in an S-1 registration statement.

The Global Market Forecast for Internet Usage and Commerce, Based on the Internet Commerce Market Model, Version 6, May 2000.
The Intranet Opportunity, April 1999
Worldwide Cellular/PCS Forecast, Sept. 1999

Permission is granted to Aether Systems, Inc. to cite IDC data in an external document pursuant to the contracted relationship between IDC and Merrill Lynch.

It is understood by IDC, Aether Systems, Inc., and Merrill Lynch and that the information will not be sold. It is further understood that IDC will be credited as the source of publication; and that the original date of publication will also be noted.


/s/ ALEXA MCCLOUGHAN,                                             8/17/00
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Alexa McCloughan, Vice President                                 Date
International Data Corporation


/s/ KEVIN CONNELLY, Aether Systems, Inc.                          8/24/00
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Requesting individual, company                                    Date